EXHIBIT 99.1

Lakeland Bancorp Announces First Quarter Results

OAK RIDGE, N.J., April 19, 2024 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $19.8 million and earnings per diluted share ("EPS") of $0.30 for the three months ended March 31, 2024 compared to net income of $19.8 million and diluted EPS of $0.30 for the three months ended March 31, 2023. For the first quarter of 2024, annualized return on average assets was 0.73%, annualized return on average common equity was 6.79% and annualized return on average tangible common equity (non-GAAP) was 8.91%.

Thomas Shara, Lakeland Bancorp’s President and CEO commented on the quarterly financial results, "Despite the uncertain economic environment, we are pleased with our results and our continued outstanding asset quality. I want to thank all of the Lakeland associates for their continued incredible contributions and unwavering customer support."

Regarding the announced merger with Provident Financial Services, Inc. ("Provident"), Mr. Shara continued, "We are delighted that all regulatory approvals required for the merger have been obtained and Provident is diligently moving forward with its subordinated debt offering which is a required closing condition of the merger. Both companies are excited to complete the merger quickly and create New Jersey’s super community bank that focuses on serving our customers.”

First Quarter 2024 Highlights

  In the first quarter of 2024 a benefit for credit losses of $2.7 million was recorded resulting primarily from a $2.9 million recovery on Signature Bank subordinated debt previously charged off partially offset by a $239,000 provision for credit losses on loans.
  First quarter 2024 results continue to be impacted by the increased market rate environment. Net interest margin for the first quarter of 2024 decreased six basis points to 2.46% from 2.52% in the prior quarter and decreased 61 basis points from 3.07% in the first quarter of 2023. For more information, please see "Net Interest Margin and Net Interest Income" below.
  Nonperforming assets decreased 12% to $14.9 million, or 0.14% of total assets, for the first quarter of 2024 compared to $16.9 million, or 0.16% of total assets, in the first quarter of 2023 and decreased 43% compared to $26.0 million, or 0.23% of total assets in the linked fourth quarter.

Net Interest Margin and Net Interest Income

Net interest margin for the three months ended March 31, 2024 declined from previous periods as a result of an increase in the cost of interest-bearing liabilities partially offset by an increase in the yields on interest-earning assets driven by the increase in market interest rates. The increased rate environment also has resulted in a change in customers' banking behaviors causing them to move funds from noninterest-bearing and lower yielding interest-bearing transaction and savings accounts to higher yielding time deposits.

Net interest income for the first quarter of 2024 of $62.6 million decreased $13.4 million compared to the first quarter of 2023.

Net interest margin for the first quarter of 2024 of 2.46% decreased 61 basis points compared to the first quarter of 2023 and decreased 6 basis points compared to the fourth quarter of 2023.

The yield on interest-earning assets for the first quarter of 2024 increased 42 basis points to 4.98% as compared to 4.56% for the first quarter of 2023 and increased 5 basis points as compared to 4.93% for the fourth quarter of 2023.

The cost of interest-bearing liabilities for the first quarter of 2024 was 3.39% compared to 2.11% for the first quarter of 2023 and 3.25% for the fourth quarter of 2023.

Noninterest Income

For the first quarter of 2024, noninterest income totaled $5.1 million, a decrease of $1.2 million as compared to the first quarter of 2023. Service charges on deposit accounts declined $830,000 from the first quarter of 2023 to the same period in 2024 resulting from a decline in interchange income due to the impact of the Durbin Amendment which became effective for Lakeland in the third quarter of 2023. One of the provisions of the Durbin Amendment is reduced interchange income for banks over $10 billion in assets. Commissions and fees decreased $235,000 driven primarily by decreases in loan fee income and investment services income. Losses on equity securities totaled $129,000 in the first quarter of 2024 compared to gains of $148,000 in the first quarter of 2023. Gains on sales of loans decreased $125,000 compared to the first quarter of 2023, while swap income increased $233,000. Additionally, income on bank owned life insurance increased $101,000 from the first quarter of 2023 to the same period in 2024 due primarily to a claim received in the first quarter of 2024.

Noninterest Expense

Noninterest expense for the first quarter of 2024 of $44.6 million decreased $4.0 million compared to the first quarter of 2023 due primarily to compensation and employee benefits which decreased $3.1 million primarily as a result of a decline in headcount related to the anticipated merger with Provident Financial Services, Inc. Merger-related expenses declined from $295,000 in the first quarter of 2023 to $68,000 for the first quarter of 2024 due to the timing of expenses incurred. Other operating expenses in the first quarter of 2024 decreased $865,000 compared to the same period in 2023 due primarily to decreased consulting fees, telecommunications expense, appraisal fees and other expenses. FDIC insurance expense increased $430,000 due to an increase in the assessment rate starting in second quarter of 2023 related to Lakeland's asset size exceeding $10 billion.

Income Tax Expense

The effective tax rate for the first quarter of 2024 was 23.0% compared to 22.9% for the first quarter of 2023.

Financial Condition

At March 31, 2024, total assets were $10.96 billion, a decrease of $173.7 million, compared to December 31, 2023. As of March 31, 2024, total loans decreased $23.4 million to $8.32 billion and investment securities decreased $41.9 million to $1.81 billion from December 31, 2023. On the funding side, total deposits decreased $80.8 million from December 31, 2023, to $8.50 billion at March 31, 2024. During the first three months of 2024, noninterest-bearing accounts and transaction and savings accounts decreased $102.6 million and $41.5 million, respectively, while time deposits increased $63.3 million. Borrowings decreased $111.1 million from December 31, 2023 to March 31, 2024. At March 31, 2024, total loans as a percent of total deposits was 97.9%.

Asset Quality

At March 31, 2024, non-performing assets totaled $14.9 million or 0.14% of total assets compared to $16.9 million, or 0.16% of total assets at March 31, 2023 and $26.0 million, or 0.23% of total assets at December 31, 2023. Non-performing assets decreased $11.1 million compared to the fourth quarter of 2023 primarily as a result of the full payoff of one construction loan totaling $12.7 million that was in non-accrual status. Non-accrual loans as a percent of total loans was 0.18% at March 31, 2024, compared to 0.21% at March 31, 2023 and 0.31% at December 31, 2023. The allowance for credit losses on loans totaled $76.8 million, 0.92% of total loans, at March 31, 2024, compared to $71.4 million, 0.90% of total loans, at March 31, 2023. In the first quarter of 2024, the Company had net charge-offs of $579,000 or 0.03% of average loans compared to $74,000 or 0.00% of average loans on an annualized basis for the same period in 2023.

In the first quarter of 2024 a $2.7 million benefit for credit losses was recorded compared to a provision of $7.9 million in the first quarter of 2023. The benefit for credit losses for the first quarter of 2024 is comprised of a benefit for credit losses on investment securities of $2.9 million, a provision for credit losses on loans of $239,000 and a benefit for off-balance-sheet exposures of $72,000.

Capital

At March 31, 2024, stockholders' equity was $1.18 billion compared to $1.17 billion at December 31, 2023, a 1% increase, resulting primarily from net income, partially offset by the payment of dividends. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.46% at March 31, 2024. The book value per common share increased 4% to $18.10 at March 31, 2024 compared to $17.33 at March 31, 2023. Tangible book value per common share was $13.83 and $13.01 at March 31, 2024 and 2023, respectively (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At March 31, 2024, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio (non-GAAP) were 10.76% and 8.43%, respectively, compared to 10.40% and 8.02% at March 31, 2023. On April 17, 2024, the Company declared a quarterly cash dividend of $0.145 per share to be paid on May 8, 2024, to shareholders of record as of April 29, 2024.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets; inflation and other changes in economic conditions nationally, regionally and in the Company’s markets; the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; changes in levels of market interest rates, which may affect demand for our products and the value of our financial instruments; pricing pressures on loan and deposit products; credit risks of the Company’s lending and leasing activities; successful implementation, deployment and upgrades of new and existing technology, systems, services and products; customers’ acceptance of the Company’s products and services; competition and expenses related to our announced merger with Provident Financial, unexpected delays related to the merger, inability to satisfy other closing conditions required to complete the merger, and failure to realize anticipated efficiencies and synergies from the merger. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" and "Supplemental Information – Reconciliation of Net Income" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $10.96 billion in total assets at March 31, 2024. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-6140 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc. and Subsidiaries Consolidated Statements of Income (Unaudited)
	For the Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Interest Income
Loans and fees	$114,680	$100,481
Federal funds sold and interest-bearing deposits with banks	1,102	728
Taxable investment securities and other	11,631	11,554
Tax-exempt investment securities	1,448	1,642
Total Interest Income	128,861	114,405
Interest Expense
Deposits	54,763	29,158
Federal funds purchased and securities sold under agreements to repurchase	5,560	7,222
Other borrowings	5,980	2,100
Total Interest Expense	66,303	38,480
Net Interest Income	62,558	75,925
(Benefit) provision for credit losses	(2,692)	7,893
Net Interest Income after Provision for Credit Losses	65,250	68,032
Noninterest Income
Service charges on deposit accounts	1,959	2,789
Commissions and fees	1,690	1,925
Income on bank owned life insurance	877	776
(Loss) gain on equity securities	(129)	148
Gains on sales of loans	305	430
Swap income	289	56
Other income	103	141
Total Noninterest Income	5,094	6,265
Noninterest Expense
Compensation and employee benefits	26,874	29,996
Premises and equipment	7,886	7,977
FDIC insurance	1,393	963
Data processing	1,781	1,862
Merger-related expenses	68	295
Other operating expenses	6,647	7,512
Total Noninterest Expense	44,649	48,605
Income before provision for income taxes	25,695	25,692
Provision for income taxes	5,900	5,887
Net Income	$19,795	$19,805
Per Share of Common Stock
Basic earnings	$0.30	$0.30
Diluted earnings	$0.30	$0.30
Dividends	$0.145	$0.145

Lakeland Bancorp, Inc. and Subsidiaries Consolidated Balance Sheets
(dollars in thousands)	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Cash	$203,186	$293,366
Interest-bearing deposits due from banks	4,433	27,289
Total cash and cash equivalents	207,619	320,655
Investment securities available for sale, at estimated fair value (allowance for credit losses of $0 at March 31, 2024 and December 31, 2023)	914,029	946,282
Investment securities held to maturity (estimated fair value of $681,857 at March 31, 2024 and $702,563 at December 31, 2023, allowance for credit losses of $146 at March 31, 2024 and December 31, 2023)	827,107	836,377
Equity securities, at fair value	17,646	17,697
Federal Home Loan Bank and other membership stocks, at cost	52,205	52,517
Loans held for sale	564	664
Loans, net of deferred fees	8,320,424	8,343,861
Less: Allowance for credit losses	76,823	77,163
Net loans	8,243,601	8,266,698
Premises and equipment, net	51,783	52,846
Operating lease right-of-use assets	15,009	16,008
Accrued interest receivable	37,968	37,508
Goodwill	271,829	271,829
Other identifiable intangible assets	6,623	7,058
Bank owned life insurance	160,587	159,862
Other assets	158,314	152,566
Total Assets	$10,964,884	$11,138,567
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,679,033	$1,781,619
Savings and interest-bearing transaction accounts	4,790,634	4,832,171
Time deposits $250 thousand and under	1,518,991	1,458,640
Time deposits over $250 thousand	511,780	508,808
Total deposits	8,500,438	8,581,238
Federal funds purchased and securities sold under agreements to repurchase	602,956	714,152
Other borrowings	325,000	325,000
Subordinated debentures	194,814	194,705
Operating lease liabilities	15,820	16,891
Other liabilities	146,426	137,212
Total Liabilities	9,785,454	9,969,198
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 65,285,261 shares and outstanding 65,154,226 shares at March 31, 2024 and issued 65,161,310 shares and outstanding 65,030,275 shares at December 31, 2023	859,712	858,857
Retained earnings	386,319	376,044
Treasury shares, at cost, 131,035 shares at March 31, 2024 and December 31, 2023	(1,452)	(1,452)
Accumulated other comprehensive loss	(65,149)	(64,080)
Total Stockholders' Equity	1,179,430	1,169,369
Total Liabilities and Stockholders' Equity	$10,964,884	$11,138,567

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)
	For the Quarter Ended
(dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Income Statement
Net interest income	$62,558	$65,308	$68,906	$71,542	$75,925
Benefit (provision) for credit losses	2,692	(1,950)	(1,262)	(1,947)	(7,893)
Gains on sales of loans	305	505	349	229	430
(Loss) gain on equity securities	(129)	391	(294)	(135)	148
Other noninterest income	4,918	5,890	5,363	6,575	5,687
Merger-related expenses	(68)	(129)	(198)	(242)	(295)
Other noninterest expense	(44,581)	(42,864)	(44,170)	(46,766)	(48,310)
Pretax income	25,695	27,151	28,694	29,256	25,692
Provision for income taxes	(5,900)	(7,083)	(6,455)	(6,628)	(5,887)
Net income	$19,795	$20,068	$22,239	$22,628	$19,805

Basic earnings per common share	$0.30	$0.31	$0.34	$0.34	$0.30
Diluted earnings per common share	$0.30	$0.30	$0.34	$0.34	$0.30
Dividends paid per common share	$0.145	$0.145	$0.145	$0.145	$0.145
Dividends paid	$9,520	$9,521	$9,521	$9,529	$9,500
Weighted average shares - basic	65,135	65,064	65,064	65,059	64,966
Weighted average shares - diluted	65,324	65,258	65,222	65,173	65,228

Selected Operating Ratios
Annualized return on average assets	0.73%	0.73%	0.81%	0.84%	0.75%
Annualized return on average common equity	6.79%	6.97%	7.76%	8.03%	7.17%
Annualized return on average tangible common equity (1)	8.91%	9.23%	10.29%	10.67%	9.57%
Annualized net interest margin	2.46%	2.52%	2.68%	2.83%	3.07%
Efficiency ratio (1)	64.88%	58.45%	58.43%	58.82%	57.84%
Common stockholders' equity to total assets	10.76%	10.50%	10.16%	10.38%	10.40%
Tangible common equity to tangible assets (1)	8.43%	8.20%	7.86%	8.02%	8.02%
Tier 1 risk-based ratio	11.72%	11.51%	11.31%	11.43%	11.33%
Total risk-based ratio	14.33%	14.11%	13.87%	14.03%	13.93%
Tier 1 leverage ratio	9.46%	9.27%	9.24%	9.17%	9.13%
Common equity tier 1 capital ratio	11.20%	11.00%	10.80%	10.90%	10.81%
Book value per common share	$18.10	$17.98	$17.46	$17.40	$17.33
Tangible book value per common share (1)	$13.83	$13.69	$13.17	$13.10	$13.01

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)
	For the Quarter Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Selected Balance Sheet Data at Period End
Loans	$8,320,424	$8,343,861	$8,294,057	$8,101,287	$7,952,553
Allowance for credit losses on loans	76,823	77,163	75,159	73,965	71,403
Investment securities	1,810,987	1,852,873	1,860,996	1,938,611	1,994,927
Total assets	10,964,884	11,138,567	11,176,809	10,897,966	10,837,241
Total deposits	8,500,438	8,581,238	8,602,503	8,444,681	8,536,943
Short-term borrowings	602,956	714,152	728,769	938,718	813,328
Other borrowings	519,814	519,705	519,596	219,486	219,376
Stockholders' equity	1,179,430	1,169,369	1,135,627	1,131,702	1,126,580

Loans
Non-owner occupied commercial	$2,973,652	$2,987,959	$2,980,811	$2,991,124	$2,943,897
Owner occupied commercial	1,264,061	1,283,221	1,299,977	1,201,049	1,205,635
Multifamily	1,405,399	1,408,905	1,361,628	1,314,255	1,275,771
Non-owner occupied residential	202,014	213,986	208,560	205,818	210,203
Commercial, industrial and other	642,151	638,894	632,919	594,790	562,677
Construction	317,253	302,745	333,998	354,918	404,994
Equipment financing	178,157	179,171	174,946	173,469	161,889
Residential mortgages	997,569	985,768	956,535	922,109	857,427
Consumer and home equity	340,168	343,212	344,683	343,755	330,060
Total loans	$8,320,424	$8,343,861	$8,294,057	$8,101,287	$7,952,553

Deposits
Noninterest-bearing	$1,679,033	$1,781,619	$1,857,324	$1,866,252	$1,998,590
Savings and interest-bearing transaction accounts	4,790,634	4,832,171	4,862,246	4,775,184	4,918,041
Time deposits	2,030,771	1,967,448	1,882,933	1,803,245	1,620,312
Total deposits	$8,500,438	$8,581,238	$8,602,503	$8,444,681	$8,536,943

Total loans to total deposits ratio	97.9%	97.2%	96.4%	95.9%	93.2%

Selected Average Balance Sheet Data
Loans	$8,304,235	$8,304,747	$8,167,362	$7,999,285	$7,900,426
Investment securities	1,916,350	1,955,407	2,013,153	2,068,073	2,117,076
Interest-earning assets	10,298,889	10,354,079	10,276,375	10,214,142	10,091,341
Total assets	10,888,436	10,963,641	10,875,553	10,808,261	10,698,807
Noninterest-bearing demand deposits	1,710,604	1,829,996	1,871,516	1,935,776	2,040,070
Savings deposits	669,336	699,199	759,232	830,836	928,796
Interest-bearing transaction accounts	4,210,331	4,229,019	4,103,217	4,007,867	4,224,024
Time deposits	2,029,735	1,926,436	1,856,266	1,722,935	1,385,661
Total deposits	8,620,006	8,684,650	8,590,231	8,497,414	8,578,551
Short-term borrowings	415,547	423,629	744,582	813,471	617,611
Other borrowings	519,748	519,635	232,573	219,425	219,308
Total interest-bearing liabilities	7,844,697	7,797,918	7,695,870	7,594,534	7,375,400
Stockholders' equity	1,172,324	1,142,031	1,137,387	1,130,563	1,120,356

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)
	For the Quarter Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	5.48%	5.48%	5.42%	5.22%	5.10%
Taxable investment securities and other	2.87%	2.87%	2.84%	2.74%	2.61%
Tax-exempt securities	2.50%	2.49%	2.49%	2.45%	2.41%
Federal funds sold and interest-bearing cash accounts	5.66%	5.46%	5.41%	5.41%	4.00%
Total interest-earning assets	4.98%	4.93%	4.86%	4.71%	4.56%
Liabilities
Savings accounts	0.19%	0.20%	0.24%	0.26%	0.28%
Interest-bearing transaction accounts	3.00%	2.89%	2.60%	2.16%	1.85%
Time deposits	4.57%	4.34%	3.78%	3.39%	2.71%
Borrowings	4.88%	4.91%	5.04%	4.80%	4.46%
Total interest-bearing liabilities	3.39%	3.25%	2.96%	2.59%	2.11%
Net interest spread (taxable equivalent basis)	1.60%	1.68%	1.90%	2.12%	2.45%
Annualized net interest margin (taxable equivalent basis)	2.46%	2.52%	2.68%	2.83%	3.07%
Annualized cost of deposits	2.56%	2.38%	2.08%	1.73%	1.38%
Loan Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$77,163	$75,159	$73,965	$71,403	$70,264
Provision for credit losses on loans	239	2,246	1,327	2,422	1,213
Charge-offs	(617)	(265)	(217)	(148)	(139)
Recoveries	38	23	84	288	65
Balance at end of period	$76,823	$77,163	$75,159	$73,965	$71,403

Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$—	$—	$—	$—
Owner occupied commercial	—	—	—	(6)	—
Non owner occupied residential	—	—	—	—	—
Commercial, industrial and other	(21)	(7)	—	(163)	(35)
Construction	564	—	—	13	—
Equipment finance	—	83	136	12	46
Residential mortgages	—	128	—	—	—
Consumer and home equity	36	38	(3)	4	63
Net charge-offs (recoveries)	$579	$242	$133	$(140)	$74

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)
	For the Quarter Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Non-Performing Assets (1)
Non owner occupied commercial	$745	$769	$798	$864	$908
Owner occupied commercial	7,018	6,849	7,026	8,076	8,757
Multifamily	1,167	1,096	1,106	266	584
Non owner occupied residential	517	—	—	41	—
Commercial, industrial and other	323	401	217	1,737	2,221
Construction	—	12,698	—	—	980
Equipment finance	1,147	518	626	644	379
Residential mortgages	2,732	2,400	2,319	1,954	1,918
Consumer and home equity	1,204	1,232	1,331	2,486	1,131
Total non-accrual loans	14,853	25,963	13,423	16,068	16,878
Total non-performing assets	$14,853	$25,963	$13,423	$16,068	$16,878

Loans past due 90 days or more and still accruing	$—	$—	$—	$—	$—
Loans restructured and still accruing	$—	$—	$—	$—	$—
Ratio of allowance for loan losses to total loans	0.92%	0.92%	0.91%	0.91%	0.90%
Total non-accrual loans to total loans	0.18%	0.31%	0.16%	0.20%	0.21%
Total non-performing assets to total assets	0.14%	0.23%	0.12%	0.15%	0.16%
Annualized net charge-offs (recoveries) to average loans	0.03%	0.01%	0.01%	(0.01)%	—%

(1) Includes non-accrual purchased credit deteriorated loans.

Lakeland Bancorp, Inc. Supplemental Information - Non-GAAP Financial Measures (Unaudited)
	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,179,430	$1,169,369	$1,135,627	$1,131,702	$1,126,580
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	6,623	7,058	7,559	8,060	8,572
Total tangible common stockholders' equity at end of period - Non-GAAP	$900,978	$890,482	$856,239	$851,813	$846,179
Shares outstanding at end of period	65,154	65,030	65,030	65,028	65,017
Book value per share - GAAP	$18.10	$17.98	$17.46	$17.40	$17.33
Tangible book value per share - Non-GAAP	$13.83	$13.69	$13.17	$13.10	$13.01
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$900,978	$890,482	$856,239	$851,813	$846,179
Total assets at end of period - GAAP	$10,964,884	$11,138,567	$11,176,809	$10,897,966	$10,837,241
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	6,623	7,058	7,559	8,060	8,572
Total tangible assets at end of period - Non-GAAP	$10,686,432	$10,859,680	$10,897,421	$10,618,077	$10,556,840
Common equity to assets - GAAP	10.76%	10.50%	10.16%	10.38%	10.40%
Tangible common equity to tangible assets - Non-GAAP	8.43%	8.20%	7.86%	8.02%	8.02%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$19,795	$20,068	$22,239	$22,628	$19,805
Total average common stockholders' equity - GAAP	$1,172,324	$1,142,031	$1,137,387	$1,130,563	$1,120,356
Less: Average goodwill	271,829	271,829	271,829	271,829	271,829
Less: Average other identifiable intangible assets	6,905	7,383	7,887	8,353	8,904
Total average tangible common stockholders' equity - Non-GAAP	$893,590	$862,819	$857,671	$850,381	$839,623
Return on average common stockholders' equity - GAAP	6.79%	6.97%	7.76%	8.03%	7.17%
Return on average tangible common stockholders' equity - Non-GAAP	8.91%	9.23%	10.29%	10.67%	9.57%
Calculation of Efficiency Ratio
Total noninterest expense	$44,649	$42,993	$44,368	$47,008	$48,605
Less:
Amortization of core deposit intangibles	436	500	501	512	516
Merger-related expenses	68	129	198	242	295
Noninterest expense, as adjusted	$44,145	$42,364	$43,669	$46,254	$47,794
Net interest income	$62,558	$65,308	$68,906	$71,542	$75,925
Total noninterest income	5,094	6,786	5,418	6,669	6,265
Total revenue	67,652	72,094	74,324	78,211	82,190
Tax-equivalent adjustment on municipal securities	385	385	408	422	436
Total revenue, as adjusted	$68,037	$72,479	$74,732	$78,633	$82,626
Efficiency ratio - Non-GAAP	64.88%	58.45%	58.43%	58.82%	57.84%